DEFA 14A

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[_]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]       Soliciting Materials under Rule 14a-12

BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: _____

(2) Aggregate number of securities to which transaction applies: _____

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ______

(4) Proposed maximum aggregate value of transaction: ________

(5) Total Fee Paid: __________

[_]       Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: _____

(2) Form, Schedule or Registration Statement No.: _____

(3) Filing Party: _____

(4) Date Filed: ____

IMPORTANT NOTICE

BNY MELLON ALCENTRA GLOBAL MULTI-STRATEGY CREDIT FUND, INC.

c/o BNY Mellon Investment Adviser, Inc.

Dear Shareholder:	November 18, 2022

We are writing to you in connection with a very important matter pertaining to your investment in BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. (the “Fund”).  As we have previously informed you, The Bank of New York Mellon Corporation ("BNY Mellon"), the parent company of BNY Mellon Investment Adviser, Inc. ("BNYM Adviser"), the Fund's investment adviser, entered into an agreement with Franklin Resources, Inc. (operating as Franklin Templeton), pursuant to which Franklin Templeton would acquire Alcentra NY, LLC ("Alcentra NY"), the Fund's current sub-adviser, from BNY Mellon (the "Transaction"). The Transaction closed on November 1, 2022 (the "Closing Date") and Alcentra NY became a subsidiary of Franklin Templeton (and is no longer affiliated with BNY Mellon) as of the Closing Date.

Pursuant to applicable regulations, on the Closing Date, the Transaction resulted in a change of control of Alcentra NY and the assignment and automatic termination of the then-existing sub-investment advisory agreement between BNYM Adviser, on behalf of the Fund, and Alcentra NY. Consistent with applicable regulations, shareholders of the Fund are now being asked to approve a new sub-investment advisory agreement between BNYM Adviser, on behalf of the Fund, and Alcentra NY (the "Proposed Agreement"). Shareholder approval of the Proposed Agreement will permit Alcentra NY to continue to serve as the Fund's sub-adviser and continue to provide the day-to-day management of the Fund's portfolio. If Fund shareholders do not approve the Proposed Agreement, Alcentra NY will no longer be able to serve as the Fund's sub-adviser.

Pursuant to applicable regulations, Alcentra NY is currently serving as sub-adviser to the Fund pursuant to an interim sub-investment advisory agreement between BNYM Adviser, on behalf of the Fund, and Alcentra NY (the "Interim Agreement"), which was approved by the Fund's Board and does not require the approval of Fund shareholders. The Interim Sub-Advisory Agreement, which has a finite term, was implemented to provide the Fund with more time to continue to seek shareholder approval of the Proposed Agreement. As noted above, if Fund shareholders do not approve the Proposed Agreement, Alcentra NY will no longer be able to serve as the Fund's sub-adviser and, as a result, it will no longer be able to provide the day-to-day management of the Fund's portfolio.

The Fund called a special meeting of shareholders to solicit proxies in connection with the approval of the Proposed Agreement. Shareholders of the Fund are being asked to consider approving the Proposed Agreement to ensure that Alcentra NY can continue to serve as the Fund's sub-adviser and provide uninterrupted portfolio management services to the Fund.  The shareholder meeting has been adjourned until December 14, 2022, giving you more time to vote on this important proposal for the Fund.  Although we have not yet received enough votes to reach the required threshold to approve the proposal, the percentage of shares voted has been significantly in favor of the proposal.

At this point, we have not received your vote and would greatly appreciate you acting on this matter today. Please also note that the Fund’s shareholder base is made up of hundreds of investors just like yourself, which makes your vote even more important no matter how many shares you own. Accordingly, your vote is critical to the approval of this proposal. Please take a moment to review the Proxy Statement and vote using one of the convenient methods described below. Voting is easy and does not take a lot of time.

PLEASE VOTE TODAY. VOTING OPTIONS BELOW:

1.       BY PHONE. By telephone call 877-361-7968 to cast your vote with a live proxy specialist, quickly and easily. There is no personal information required and the call will only take a few moments of your time.

2.       Internet. Cast your vote by logging on to proxyvote.com and enter the control number listed on your card.

3.       By Mail. Cast your vote by completing the enclosed proxy card and return it in the postage paid envelope provided.

For further information about the adjourned shareholder meeting, the proposal and how to vote or to obtain a copy of the Proxy Statement, you can go to https://im.bnymellon.com/us/en/individual/resources/proxy-materials.jsp or you can call AST, the Fund's proxy solicitor, at 877-361-7968 between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday and Saturday 10:00 a.m. to 6 p.m., Eastern Time.

We greatly appreciate your consideration and investment with the BNY Mellon Family of Funds.

Sincerely,

/s/ David DiPetrillo

David DiPetrillo

President

BNY Mellon Family of Funds

OFFICIAL BUSINESS_ This document relates to an investment you own in the BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. through your financial intermediary and your rights as a shareholder of the Fund to vote on the proposal. We previously sent you proxy materials related to the proposal and are requesting that you please vote. Thank you.

IMPORTANT NOTICE

BNY MELLON ALCENTRA GLOBAL MULTI-STRATEGY CREDIT FUND, INC.

c/o BNY Mellon Investment Adviser, Inc.

Dear Shareholder:

We are writing to you in connection with your investment in BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. (the “Fund”).  As described in the enclosed proxy statement, the Fund called a special meeting of shareholders to solicit proxies in connection with the approval of a new sub-investment advisory agreement between BNY Mellon Investment Adviser, Inc., on behalf of the Fund, and Alcentra NY, LLC (“Alcentra NY”), the Fund’s current sub-adviser (the "New Sub-Advisory Agreement").  Shareholders of the Fund are being asked to consider approving the New Sub-Advisory Agreement to ensure that Alcentra NY can continue to serve as the Fund's sub-adviser and provide uninterrupted portfolio management services to the Fund.  The shareholder meeting, which was originally held on October 13, 2022, has been adjourned until December 14, 2022, giving you more time to vote on this important proposal for the Fund.  Although we have not received enough votes to reach the required threshold to approve the proposal, the percentage of shares voted has been significantly in favor of the proposal.

At the time of our initial mailing of the Fund’s proxy statement, the shares you owned of the Fund were not included in the identified share balance eligible to vote based on your request to tender shares of the Fund for the second quarter of 2022.  We apologize for this error and, as a result, you are receiving the enclosed proxy statement and proxy card to enable you to vote at this time.  Please use one of the methods described in those documents to vote.  Voting is easy and does not take a lot of time.  Please read the proxy statement carefully before voting.

For further information about the adjourned shareholder meeting, the proposal and how to vote you can go to https://im.bnymellon.com/us/en/individual/resources/proxy-materials.jsp or reach us at 877-361-7968 between the hours of 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday and Saturday 10:00 a.m. to 6 p.m., Eastern Time.

We greatly appreciate your consideration and investment with the BNY Mellon Family of Funds.

Sincerely,

/s/ David DiPetrillo

David DiPetrillo

President

BNY Mellon Family of Funds

OFFICIAL BUSINESS_ This document relates to an investment you own in the BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. through your financial intermediary and your rights as a shareholder of the Fund to vote on the proposal. Thank you.